UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

China Botanic Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-34808	88-1273503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 218, Taiping, Taiping District Harbin, Heilongjiang Province P.R. China	100016
(Address of Principal Executive Offices)	(Zip Code)

+86-451-5762-0378
(Registrant’s telephone number, including area code)

Renhuang Pharmaceuticals, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 3, 2011, the Audit Committee concluded, after consultation with its independent registered public accounting firm Windes & McClaughry Accountancy Corporation (the “Auditor”) and a review of the pertinent facts, that the previously issued financial statements contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2010 (“Form 10-K”) should not be relied upon because of an error in calculating the weighted average common stock outstanding on a diluted basis  as of October 31, 2010 which affected the calculation of the diluted earnings per share. The Company’s management, in consultation with the Auditor, has determined that as a result of such error, its reported diluted earnings per share was understated by $0.03 for the year ended October 31, 2010. The diluted earnings per share for year ended October 31, 2010 should have been $0.47 based on the weighted average common stock outstanding on a diluted basis of 37,778,028.

	As Reported 10/31/2010	Corrected 10/31/2010
Net Income	$17,868,942	$17,868,942
Weighted average common stock outstanding - Diluted	40,174,637	37,778,028
Earnings per common stock - Diluted	$0.44	$0.47

Certain members of the Audit Committee and executive officers of the Company have discussed the matters disclosed herein with the Auditor.

The Company intends to file amendments to Form 10-K for the fiscal year ended October 31, 2010 as soon as practicable, which will restate the financial statements previously included therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Botanic Pharmaceutical Inc.
a Nevada Corporation

Dated: February 8, 2011	By:	/s/ Shaoming Li
Shaoming Li
Chief Executive Officer